[EXECUTION COPY]

Exhibit 10.3

This AMENDMENT, dated as of July 22, 2005 (this “Seventeenth Amendment”), is among FIBERNET TELECOM GROUP, INC., a Delaware corporation (the “Parent”), FIBERNET OPERATIONS, INC., a Delaware corporation (“FiberNet”), DEVNET L.L.C., a Delaware limited liability company (together with FiberNet, the “Borrowers”), the financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders”), and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and relates to (1) the Amended and Restated Credit Agreement, dated as of February 9, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders, the Administrative Agent, TD Securities. (USA) Inc., as syndication agent for the Lenders, and Wachovia Investors, Inc., as documentation agent for the Lenders, and (2) the Amended and Restated Parent Guaranty Agreement, dated as of February 9, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Parent Guaranty Agreement”), by the Parent in favor of the Administrative Agent for the benefit of each of the Secured Parties. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

RECITALS

WHEREAS, pursuant to the Fifteenth Amendment, dated June 21, 2005, Parent and the Borrowers had requested, and the Administrative Agent and the Lenders had agreed, to extend the date by which the Parent must consummate the Equity Issuance to July 15, 2002; and pursuant to the Sixteenth Amendment, dated July 11, 2005, the Parent and the Borrowers had requested, and the Administrative Agent and the Lenders had agreed, to extend the date by which the Parent must consummate the Equity Issuance to July 22, 2005;

WHEREAS, the Parent and the Borrowers are in need of additional time to consummate the Equity Issuance and thus have requested an additional extension of the date by which Parent must have consummated the Equity Issuance from July 22, 2005 to August 23, 2005.

WHEREAS, such extension is subject to the prior approval of the Majority Lenders, and the Lenders are willing to approve such extension on the terms and subject to the conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

AMENDMENTS

Section 1.01 Amendments to the Credit Agreement.

(a) Section 1.1 of the Credit Agreement shall be amended by adding the following new defined term in the appropriate alphabetical order:

“Extension Fee” shall have the meaning provided to such term in Section 5.16 hereof.

“Seventeenth Amendment” means the Amendment, dated as of July 22, 2005, among the Parent, the Borrowers, the Lenders and the Administrative Agent, which amends the Credit Agreement and the Parent Guaranty Agreement.

(b) Article V of the Credit Agreement is hereby amended by adding the following new Section 5.16 in the appropriate numerical order:

“Section 5.16. Extension Fee. If the Equity Issuance shall not have closed and funded before 5 p.m. August 5, 2005, the Borrower shall pay in cash to the Administrative Agent, for the pro rata accounts of the Lenders, an extension fee (the “Extension Fee”) in an amount equal to one hundred (100) basis points of the Commitments of the Lenders. For the avoidance of doubt, the “Commitments” shall include the aggregate amount of the Term Loan outstanding. The Extension Fee shall be fully earned and nonrefundable on the date hereof.”

Section 1.02 Amendments to the Parent Guaranty Agreement. Section 4.4 of the Parent Guaranty Agreement is hereby amended by deleting “July 22, 2005” in the first line thereof and inserting “August 23, 2005” in its place.

ARTICLE II.

MISCELLANEOUS

Section 2.01 Execution of this Seventeenth Amendment.

This Seventeenth Amendment is executed and shall be construed as an amendment to the Credit Agreement and the Parent Guaranty Agreement, and, as provided in the Credit Agreement and the Parent Guaranty Agreement, this Seventeenth Amendment forms a part thereof. This Seventeenth Amendment shall become effective upon the satisfaction of each of the following conditions:

(a) The Administrative Agent shall have received a counterpart signature page to this Amendment duly executed and delivered by the Borrowers, the Parent and each Lender.

(b) The Borrower shall have paid in cash to the Administrative Agent, for the pro rata accounts of the Lenders, an amendment fee (the “Amendment Fee”) in an amount equal to fifty (50) basis points of the Commitments of the Lenders (for the avoidance of doubt, the “Commitments” shall include the aggregate amount of the Term Loan outstanding). The Amendment Fee shall be fully earned and nonrefundable on the date hereof.

(c) the payment of all fees and expenses then due and payable to the Administrative Agent; and

(d) the payment of all unpaid fees and expenses of the Administrative Agent’s counsel, Bingham McCutchen LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

Section 2.02 Representations and Warranties.

(a) The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that (a) all consents, approvals and authorizations necessary for the Borrowers’ execution, delivery and performance of this Seventeenth Amendment have been obtained or made, (b) this Seventeenth Amendment has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, (c) the representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement are true and correct in all material respects as of the date hereof and (d) no Event of Default or Potential Event of Default has occurred and is continuing as of the date hereof.

(b) The Parent hereby represents and warrants to the Administrative Agent and the Lenders that (a) all consents, approvals and authorizations necessary for the Parent’s execution, delivery and performance of this Seventeenth Amendment have been obtained or made, (b) this Seventeenth Amendment has been duly executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable against such Parent in accordance with its terms and (c) the representations and warranties of the Parent set forth in Article III of the Parent Guaranty Agreement are true and correct in all material respects as of the date hereof.

Section 2.03 Waiver.

This Seventeenth Amendment is made in amendment and modification of, but not extinguishment of, the obligations set forth in the Credit Agreement, the Parent Guaranty Agreement and the other Loan Documents and, except as specifically modified pursuant to the terms of this Seventeenth Amendment, the terms and conditions of the Credit Agreement, the Parent Guaranty Agreement and the other Loan Documents remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of Administrative Agent and the Lenders under the Credit Agreement, the Parent Guaranty Agreement and the other Loan Documents. The execution and delivery by the Lenders of this Seventeenth Amendment shall not constitute a waiver, forbearance or other indulgence with respect to any Potential Event of Default or Event of Default now existing or hereafter arising.

Section 2.04 Counterparts, Integration; Effectiveness.

This Seventeenth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Seventeenth Amendment and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In addition to the requirements set forth above in Section 2.01, this Seventeenth Amendment shall become effective when it shall have been executed by each of the Parent, each of the Borrowers and each of the Lenders, and thereafter shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 9.16 of the Credit Agreement, their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Seventeenth Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Seventeenth Amendment.

Section 2.05 Severability.

Any provision of this Seventeenth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 2.06 Governing Law.

This Seventeenth Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflicts of law provisions thereof, other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Section 2.07 Headings.

Article and Section headings used herein are for convenience of reference only, are not part of this Seventeenth Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Seventeenth Amendment.

Section 2.08 Acknowledgment of Parent and Borrowers.

Each of Parent and the Borrowers acknowledges and agrees that: (i) notwithstanding the express provisions of the Credit Agreement that require consummation of the Equity Issuance by the issuance of equity pursuant to a securities purchase agreement in form and substance satisfactory to the Administrative Agent and the Lenders, Parent and Borrowers have requested that the Administrative Agent and the Lenders consider accepting subordinated convertible debt in lieu of such equity, (ii) the Administrative Agent and the Lenders have no duty or obligation to accept such subordinated debt in lieu of such equity, and (iii) any decision by the Administrative Agent and the Lenders to accept such subordinated convertible debt in lieu of such equity with respect to the Equity Issuance shall be at the sole and absolute discretion of the Administrative Agent and the Lenders. Without limiting such discretion, each of Parent and the Borrowers further acknowledges and agrees that no such subordinated debt shall be acceptable to the Administrative Agent and the Lenders unless, among other things: (a) the Net Proceeds arising from such subordinated debt and the amount thereof that is applied to prepay the Loans and permanently reduce the Commitments in accordance with Section 2.5C of the Credit Agreement are acceptable to the Administrative Agent and the Lenders in their sole and absolute discretion; and (b) the documents evidencing such subordinated debt contain subordination provisions that include, among other things—(w) absolute prohibitions on (I) the payment of any such subordinated debt (whether principal, interest, fees or other amount) until the Obligations (or any refinancing of the Credit Agreement) have been indefeasibly paid in full in cash and (II) any Lien or other collateral securing such subordinated debt, (x) the agreement by the holders of such subordinated debt not to challenge the validity or enforceability of any Obligation or the Lien of the Administrative Agent in any Collateral, (y) waivers by the holders of such subordinated debt of rights that would arise in any bankruptcy, insolvency or similar proceeding involving Parent or any Borrower, and (z) such other terms and conditions as the Administrative Agent and the Lenders may, in their sold and absolute discretion require.

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[EXECUTION COPY]

IN WITNESS WHEREOF, the parties hereto have caused this Seventeenth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

FIBERNET OPERATIONS, INC.

By:
Name:
Title:

DEVNET L.L.C.

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title:

WACHOVIA INVESTMENT HOLDINGS, LLC, as a Lender

By:
Name:
Title:

IBM CREDIT LLC, as a Lender

By:
Name:
Title:

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